UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 3, 2005 (April 29, 2005)

INVESTOOLS INC.

Exact Name of Registrant as Specified in its Charter

DELAWARE	0-31226	76-0685039
State of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification No.)

585 East 1860 South, Provo UT		84606
Address of Principal Executive Offices		Zip Code

(801) 724-6913
Registrant’s telephone number,
including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01                                           Entry into a Material Definitive Agreement.

On April 29, 2005, INVESTools Inc. (the “Company”) entered into a Separation Agreement and General Release (the “Agreement”), effective as of April 29, 2005 (the “Effective Date”), with Don Klabunde, a former Vice President and Chief Information Officer of the Company, reflecting the terms of his separation from the Company.

The Agreement provides that Mr. Klabunde will serve as an independent consultant of SES Acquisition Corporation, a wholly-owned subsidiary of the Company, from May 1, 2005 through May 31, 2005.  Mr. Klabunde shall receive $15,000 on May 30, 2005 for services rendered as an independent consultant.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective on April 29, 2005, Don Klabunde resigned from his position as Vice President and Chief Information Officer of the Company.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits.

10.1                           Separation Agreement and General Release, dated and effective April 29, 2005, between the Company and Don Klabunde.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTOOLS, INC.

By:	/s/	Ida K. Kane
Ida K. Kane
Chief Financial Officer

Dated: May 3, 2005

EXHIBIT INDEX

No.	Description

10.1	Separation Agreement and General Release, dated and effective as of April 29, 2005, between the Company and Don Klabunde.